Exhibit 99.B(j)(1)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

June 13, 2016

Victory Variable Insurance Funds
3435 Stelzer Road
Columbus, Ohio 43219

Re:                             Victory Variable Insurance Funds
Post-Effective Amendment No. 36
File No. 333-62051; ICA No. 811-08979

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 36 to Registration Statement No. 333-62051 and to the incorporation of our opinion dated June 13, 2016.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP